October 16, 2007

To the Board of Directors of
Rolling Technologies, Inc.
Reno, NV

To Whom It May Concern:

Consent of Accountant

Maddox Ungar Silberstein, PLLC, hereby consents to the use in the Form SB-2/A, Registration Statement under the Securities Act of 1933, filed by Rolling Technologies, Inc. of our report dated August 30, 2007, relating to the financial statements of Rolling Technologies, Inc., a Nevada Corporation, for the period ending July 31, 2007.

Sincerely,

 /s/ Maddox Ungar Silberstein, PLLC
Maddox Ungar Silberstein, PLLC